Exhibit 99.1
Harte Hanks Announces New Leadership in Sales Transition

Chelmsford, Massachusetts – September 16, 2024 -- Harte Hanks, Inc. (NASDAQ: HHS), a global leader in customer experience for over 100 years, today announced a leadership transition within its sales organization.

Jason Chapman, a seasoned executive known for driving business transformation and leading global go-to-market teams, has been appointed as Interim Global Head of Sales and Marketing. Chapman takes over for Kelly Waller, who has stepped down as part of a planned departure due to personal reasons.

Kirk Davis, Chief Executive Officer, remarked: “The entire Harte Hanks team fully supports Kelly in her decision and wishes her the best as she moves forward. Kelly’s leadership has been instrumental in reshaping and expanding our sales organization. She fostered a customer-centric approach, enhanced accountability, and implemented a modern framework for success measurement. Thanks to her efforts, our sales pipeline has grown significantly, and we enter this transition and the final stretch of 2024 from a position of strength. We are well positioned for an executive of Jason’s caliber.”

Jason Chapman brings a wealth of experience from renowned organizations such as Bain & Company, SAP SE, Skillsoft, and most recently, Infor. In his previous roles, he successfully led large global go-to-market teams, introduced advanced productivity tools, developed partnership programs, restructured teams, and launched new go-to-market strategies. His efforts have consistently resulted in successful turnarounds, measurable transformations, and sustainable growth. Chapman holds an MBA from MIT Sloan School of Management and a bachelor’s degree from Williams College.

Chapman commented on his new role: “Kelly’s initiatives have refocused Harte Hanks’ sales organization around the customer, creating a unified reporting structure to drive cross-selling and growth. I am eager to build on her accomplishments and leverage these improvements to accelerate sustainable growth. Harte Hanks has an exciting array of near-term opportunities, with solutions tailored to address the persistent challenges our customers face.”

In her parting remarks, Kelly Waller stated: “This past year at Harte Hanks has been incredibly rewarding. I am confident that we have built a formidable team, with the right structure to drive long-term growth. While a personal matter requires me to step aside, I believe in the strength of our executive team under Kirk’s leadership and the company’s ability to carry forward the progress we’ve made. I will do everything I can to ensure a smooth and successful transition.”

About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including GlaxoSmithKline, Unilever, Pfizer, Warner Bros Discovery, Volvo, Ford, FedEx, Midea, and IBM, among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,000 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.
Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,”

Exhibit 99.1
“estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures, (iii) the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls and (iv) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 which was filed on March 31, 2023. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.
Investor Relations Contact:
Rob Fink or Tom Baumann
646.809.4048 / 646.349.6641
FNK IR
HHS@fnkir.com

Source: Harte Hanks, Inc.